Exhibit 3.7
EXECUTION COPY
AMENDMENT NO.1 TO AMENDED AND RESTATED GENERAL PARTNERSHIP
AGREEMENT OF WESTMORELAND-LG&E PARTNERS
     This AMENDMENT NO. 1 TO AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF WESTMORELAND-LG&E PARTNERS (this “Amendment”), dated as of June 29, 2006, is entered into by and between WESTMORELAND-ROANOKE VALLEY, L.P., a Delaware limited partnership (“Westmoreland”), and WESTMORELAND-NORTH CAROLINA POWER, L.L.C., a Virginia limited liability company (“Westmoreland - North Carolina Power”\ such parties to be referenced individually as a “Party” and collectively as the “Parties.”
WITNESSETH
     WHEREAS, Westmoreland-LG&E Partners, a Virginia general partnership (the “Partnership”), owns and operates a 165 MW coal-fired generating facility and a 44 MW coal-fired generating facility, both located in Weldon Township, Halifax County, North Carolina, together known as The Roanoke Valley Energy Facility;
     WHEREAS, LG&E Roanoke Valley L.P., a California limited partnership (“LG&E”), owns a 50% general partnership interest (the “LG&E Interest”) in the Partnership;
     WHEREAS, Westmoreland owns the other 50% general partnership interest in the Partnership;
     WHEREAS, Westmoreland Coal Company (“WCC”) owns 100% of the membership interests in Westmoreland Energy, LLC (“Westmoreland Energy”), which in turn owns (i) a 90% limited partnership interest in Westmoreland, (ii) 100% of the shares of WEI-Roanoke Valley, Inc. (“WEI”) and (iii) 100% of the membership interests in Westmoreland-North Carolina Power, LLC (the “New Westmoreland Partner”);
     WHEREAS, WEI owns a 10% general partnership interest in Westmoreland;
     WHEREAS, the New Westmoreland Partner desires to purchase from LG&E and LG&E desires to sell to the New Westmoreland Partner the LG&E Interest (the “Transfer”);
     WHEREAS, LG&E and Westmoreland are parties to the Amended and Restated General Partnership Agreement of Westmoreland-LG&E Partners, (the “Partnership Agreement”), dated as of December I, 1993; and
     WHEREAS, in connection with the Transfer, the Parties hereto desire to amend certain provisions of the Partnership Agreement in order to (i) reflect the succession of the New Westmoreland Partner to the interests of LG&E and (ii) certificate the Partnership

Interests (as defined in the Partnership Agreement) in accordance with revised Article 8 of the UCC (as defined below).
     NOW THEREFORE, in consideration of the premises and of the representations, warranties and covenants herein contained, the Parties agree as follows:
     1. All references to LG&E contained in the Partnership Agreement shall, from and after the date hereof, refer to the New Westmoreland Partner.
     2. Amendment of Section 16 of the Partnership Agreement. The Partnership Agreement is hereby amended by adding the following provisions after Section 16.16 thereof:
“16.17 Partnership Interests Certificated Securities.
(a) Certificated Securities. The Partnership Interests shall constitute “securities” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-1 02(a)(I 5) thereof) as in effect from time to time in the Commonwealth of Virginia and in the State of New York (the “UCC”) (ii) Article 8 of the UCC of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the DCC shall be controlling.
(b) Issuance of Certificates. The Partnership Interests shall be evidenced by a “Partnership Interest Certificate” executed by each Partner and shall be in substantially the form attached hereto as Exhibit A. The Partnership Interest Certificate shall state on its face (i) the restrictions of transfer set forth in this Agreement, and (ii) that it is subject to the terms and conditions of this Agreement.
(c) Registered Owner. The Partnership shall be entitled to treat the registered owner of a Partnership Interest Certificate as the owner of the Partnership Interests described therein for all purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interests, regardless of whether it shall have actual or other notice thereof, by a Person other than the registered owner of such certificate.

(d) The Partnership shall issue a new Partnership Interest Certificate in place of any Partnership Interest Certificate previously issued if the original holder thereof:
(i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that such previously issued Partnership Interest Certificate has been lost, stolen or destroyed;
(ii) requests the issuance of a new Partnership Interest Certificate before the Partnership has notice that such previously issued Partnership Interest Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with such surety or sureties as the Partnership may direct, to indemnify the Partnership against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Partnership Interest Certificate; and
(iv) satisfies any other reasonable requirements imposed by the Partnership.”
     3. Limited Effect. Except as expressly amended hereby, all of the provisions of the Partnership Agreement shall continue to be, and shall remain, in full force and effect in accordance with their terms.
     4. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument.
     5. GOVERNING LAW. THIS AMENDMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LA WS OF THE COMMONWEALTH OF VIRGINIA, EXCLUSIVE OF CONFLICTS OF LAW PROVISIONS WHICH WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
[Signature pages follow.]

          IN WITNESS WHEREOF, this Amendment has been duly executed by the Parties as of the date set forth at the outset hereof.

WESTMORELAND-ROANOKE VALLEY, L.P.

By:	WEI-ROANOKE VALLEY, INC., as general partner

By:	/s/ Roger D. Wiegley Name: Roger D. Wiegley
Title: General Counsel

WESTMORELAND-NORTH CAROLINA POWER, L.L.C.

By:	/s/ Doug Kathol Name: Doug Kathol
Title: Vice President

Exhibit A
PARTNERSHIP INTEREST CERTIFICATE
WESTMORELAND-LG&E PARTNERS
a Virginia general partnership
Percentage: Cert. No.1
General Partner Interest
     THIS CERTIFIES THAT __________________________ is the owner of a Fifty Percent (50%) Partnership Interest in Westmoreland-LG&E Partners, a Virginia general partnership (the “Partnership”). Such Partnership Interest is not transferable except as provided in the (i) General Partner Security Agreement (as defined in Exhibit X to the Credit Agreement, dated as of December 1, 1993, by and among the Partnership, the Lenders, the Institutional Lenders, the Issuing Bank, the Bond L/C Issuing Bank, the Co-Agents and Agent (each, as defined therein), as amended and as may be further amended, modified or supplemented from time to time) and (ii) Amended and Restated General Partnership Agreement, dated as of December I, 1993, as amended, modified or restated from time to time (as so amended, modified or restated, the “Partnership Agreement”), and is otherwise subject to the terms and conditions of the General Partner Security Agreement and the Partnership Agreement. Capitalized terms used herein, and not otherwise defined, are used as defined in the Partnership Agreement.
     THIS CERTIFICATE is not negotiable or transferable except in connection with the transfer of the Partnership Interest evidenced hereby and as provided in the General Partner Security Agreement and in Section 8 of the Partnership Agreement; provided, however, that this Partnership Interest certificate, when coupled with the partnership power in the form set forth on the reverse hereof, duly executed in blank or assigned to the named assignee, may be deposited with the continuing partners of the Partnership and shall constitute direction by the registered owner of this Partnership Interest certificate to such continuing partners of the Partnership to register the change of ownership of the Partnership Interest evidenced hereby to such assignee and to issue a new certificate reflecting such change of ownership to such assignee. The Partnership Interest evidenced by this Partnership Interest certificate shall constitute “securities” within the meaning of and governed by (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the Commonwealth of Virginia and in the State of New York and (ii) the law of any other applicable jurisdiction that presently or hereafter is substantially similar to such Article 8.

WESTMORELAND-LG&E PARTNERS

By:	WESTMORELAND-ROANOKE VALLEY, L.P.
as general partner

	By:	WESTMORELAND-ROANOKE VALLEY, L.P.
as general partner
By:
Name:
Title:
THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAYBE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.

FORM OF PARTNERSHIP POWER
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
     ______________________,all of its partnership interests(s) in Westmoreland-LG&E Partners, a Virginia general partnership, standing in its name on the books of Westmoreland-LG&E Partners, represented by the following certificate(s) ___________________, and irrevocably appoints as ___________________________ as attorney to transfer such certificated securities with full power of substitution in the premises.

Date:	[NAME OF GENERAL PARTNER]
By:
Name:
Title:

In the presence of: